Exhibit 99.1

Ideal Power Reports Fourth Quarter and Full Year 2016 Financial Results
Management to Host Conference Call at 4:30 p.m. ET
AUSTIN, TX – February 27, 2017 -- Ideal Power Inc. (NASDAQ: IPWR), a developer of innovative power conversion technologies, reported results for its fourth quarter and full year ended December 31, 2016.
Key 2016 and Subsequent Highlights:

•
Subsequent to the closing of the fourth quarter of 2016, we completed a $15 million private placement with institutional and accredited investors. All members of senior management and the Board of Directors participated in the private placement.

•	Introduced and received UL 1741 certification for SunDial™ and Stabiliti™ Series 30kW advanced power conversion system (PCS).

•	New SunDial™ solar photovoltaic (PV) string inverter recognized as a Top 20 Energy Storage Disruptor by PV-Tech.

•
Signed first licensing agreement for SunDial™ with Flex, a Fortune Global 500 company. NEXTracker, a Flex company, will sell the SunDial™ as part of its newly launched NX Fusion Plus solar plus storage tracker.

•	Selected to supply PCS for NEC Energy Solutions’ newly launched DSS™ distributed energy storage solution.

•	Received 4 Megawatt purchase order from JLM Energy to supply 30kW and 125kW PCS for JLM’s portfolio of commercial energy storage and microgrid projects.

•	Entered German market with half Megawatt order for grid-resilient 30kW PCS.

•	Entered Canadian market with 360kW order from KACO new energy to supply 30kW PCS.

•	Semiconductor foundry partner successfully tested Bi-Directional Bi-Polar Junction TRANsistor (B-TRAN™) single-sided silicon dies with results consistent with third party device simulations.

•	Tested and demonstrated a new Variable Frequency Drive (VFD) based on patented Power Packet Switching Architecture™ (PPSA™).

•	Strengthened patent estate; currently have 62 issued patents, including 24 issued patents for B-TRAN™ and approximately 100 patent applications pending.
"Despite the challenges in our initial target market of standalone energy storage in 2016, we made significant progress in many areas over the course of the year that will benefit us in 2017 and thereafter,” said Dan Brdar, Chief Exective Officer. “Specifically, we established key alliances with some of the largest players entering the commercial and industrial storage segment, introduced new products, expanded our product capabilities, entered new geographical markets, diversified our revenue base and signed our first major licensing agreement with a Fortune Global 500 company. In addition, we are well positioned to benefit from the resolution of California’s Self Generation Incentive Program (SGIP) and the $187 million in incremental incentives for energy storage projects throughout California for calendar years 2017-2019 as well as the anticipated expansion in addressable markets for our products driven by the continued decline in battery prices.”
Continued Brdar: “As we look forward into 2017, our optimism is supported by the anticipated rebound in the storage market in California, the opening up of other storage markets in the U.S. outside of California, the commercial rollout of our SunDial™ and Stabiliti™ series products addressing the solar + storage market and standalone storage and microgrid markets, respectively, and our international expansion into the Australian market. We also look forward to reporting testing results for our B-TRAN™ power semiconductor device and our commercialization of a new product for the electric vehicle fast charging market.”
Fourth Quarter and Full Year 2016 Financial Results

•	2016 product revenue decreased 62% to $1.6 million compared to 2015 product revenue of $4.3 million.

•	Q4 2016 product revenue totalled $0.4 million versus $0.4 million in Q3 2016 and $1.0 million in Q4 2015.

•
2016 gross margins were negative 19% compared to 9% in 2015. Excluding a $0.3 million inventory charge in Q3 2016 related to the discontinuation of our legacy first generation IBC-30 battery converter, our 2016 gross margins were 1%.

•	Q4 2016 gross margins were negative 10% compared to 1% gross margins in Q4 2015.

•	2016 net loss was $11.0 million compared to $10.4 million in 2015.

•	Q4 2016 net loss was $2.8 million compared to Q4 2015 net loss of $3.0 million.

•	Cash and cash equivalents totalled $4.2 million as of December 31, 2016, with no long-term debt outstanding.
"The $15 million financing announced today demonstrates continued shareholder confidence and support in Ideal Power’s future prospects and endeavors,” said Tim Burns, Chief Financial Officer. “We plan to use this capital to support our operations in anticipation of growth in our target markets. Furthermore, we expect to aggressively manage our cost structure and cash usage in upcoming quarters to further reduce cash burn as revenue ramps and we realize the leverage and positive working capital benefits of our business model.”

Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call followed by a question and answer period.

To access the call, please use the following information:

Date:	Monday, February 27, 2017
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-888-203-7337
International dial-in number:	1-719-325-2252
Conference ID:	7770368

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=123092 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 27, 2017.

Toll-free replay number:     1-844-512-2921
International replay number:    1-412-317-6671
Replay ID:    7770368

About Ideal Power Inc.
Ideal Power Inc. (NASDAQ: IPWR) is a technology company dedicated to advancing the efficiency of electric power conversion. The company has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (“PPSA”). PPSA improves the size, cost, efficiency, flexibility and reliability of electronic power converters. PPSA can scale across several large and growing markets, including solar PV, variable frequency drives, battery energy storage, mobile power and microgrids, and electric vehicle charging. The company is also developing and has patented a bi-directional, bipolar junction transistor (“B-TRAN™”) which has the potential to dramatically increase bi-directional power switching efficiency and power density. Ideal Power employs a capital-efficient business model which enables the company to address several product development projects and markets simultaneously. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include our statements that the we anticipate growth in our target markets, our addressable markets are expanding due to declining battery prices, the significant progress we made in many areas in 2016 will benefit us in 2017 and thereafter, we are well positioned to benefit from the resolution of California’s Self Generation Incentive Program (SGIP) and the $187 million in incremental incentives for energy storage projects throughout California for calendar years 2017-2019 and we expect to aggressively manage our cost structure and cash usage in upcoming quarters to further reduce cash burn as revenue ramps and we realize the leverage and positive working capital benefits of our business model. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products, which we believe are disruptive, will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs - such as the SGIP in California - have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Antenna Group
Sharon Golubchik
201-465-8008
idealpower@antennagroup.com

Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$4,204,916	$15,022,286
Accounts receivable, net	378,658	872,874
Inventories, net	1,245,147	648,009
Prepayments and other current assets	312,593	296,355
Total current assets	6,141,314	16,839,524

Property and equipment, net	936,486	925,899
Intangible assets, net	1,905,556	1,466,811
Other assets	17,920	17,920
Total assets	$9,001,276	$19,250,154
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$346,767	$1,338,828
Accrued expenses	1,149,129	1,240,093
Total current liabilities	1,495,896	2,578,921

Long-term liabilities	265,418	—
Total liabilities	1,761,314	2,578,921

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 9,560,896 shares issued and 9,559,213 shares outstanding at December 31, 2016 and 9,550,544 shares issued and 9,549,544 shares outstanding at December 31, 2015	9,560	9,550
Additional paid-in capital	52,310,482	50,757,414
Treasury stock, at cost, 1,683 and 1,000 shares at December 31, 2016 and 2015, respectively	(5,915)	(2,657)
Accumulated deficit	(45,074,165)	(34,093,074)
Total stockholders’ equity	7,239,962	16,671,233
Total liabilities and stockholders’ equity	$9,001,276	$19,250,154

IDEAL POWER INC.
Statements of Operations

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Product revenue	$370,710	$967,391	$1,628,740	$4,259,909
Cost of product revenue	408,084	954,608	1,939,712	3,872,672
Gross profit (loss)	(37,374)	12,783	(310,972)	387,237

Operating expenses:
Research and development	1,310,804	1,712,028	5,224,992	5,521,390
General and administrative	1,034,615	926,177	3,743,940	3,693,450
Sales and marketing	415,476	421,954	1,737,233	1,644,512
Total operating expenses	2,760,895	3,060,159	10,706,165	10,859,352
Loss from operations	(2,798,269)	(3,047,376)	(11,017,137)	(10,472,115)
Interest income	9,268	10,320	36,046	31,472
Net loss	$(2,789,001)	$(3,037,056)	$(10,981,091)	$(10,440,643)

Net loss per share – basic and fully diluted	$(0.29)	$(0.32)	$(1.15)	$(1.23)

Weighted average number of shares outstanding – basic and fully diluted	9,551,106	9,432,237	9,548,381	8,495,735

IDEAL POWER INC.
Statements of Cash Flows

	For the Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,981,091)	$(10,440,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	85,375	97,344
Write-down of inventory	72,823	—
Depreciation and amortization	406,639	232,852
Write-off of fixed assets	47,560	53,855
Write-off of capitalized patents	116,969	145,691
Stock-based compensation	1,517,545	1,384,763
Fair value of warrants issued for services	—	84,900
Decrease (increase) in operating assets:
Accounts receivable	408,841	(523,697)
Inventories	(679,993)	(412,698)
Prepaid expenses and other assets	(16,238)	(32,750)
Increase (decrease) in operating liabilities:
Accounts payable	(992,061)	897,192
Accrued expenses	(88,280)	466,974
Net cash used in operating activities	(10,101,911)	(8,046,217)
Cash flows from investing activities:
Purchase of property and equipment	(391,088)	(791,605)
Acquisition of intangible assets	(359,904)	(630,136)
Net cash used in investing activities	(750,992)	(1,421,741)
Cash flows from financing activities:
Net proceeds from issuance of common stock	—	15,924,405
Exercise of options and warrants	35,533	653,828
Net cash provided by financing activities	35,533	16,578,233
Net increase (decrease) in cash and cash equivalents	(10,817,370)	7,110,275
Cash and cash equivalents at beginning of year	15,022,286	7,912,011
Cash and cash equivalents at end of year	$4,204,916	$15,022,286